    As filed with the Securities and Exchange Commission on October 9, 1997

                                         Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------


                       Westinghouse Electric Corporation
             (Exact name of Registrant as specified in its charter)

 Pennsylvania                                              25-0877540
 (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                         Identification No.)


                    Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
   (Address of Registrant's principal executive offices, including zip code)

             The Gaylord Entertainment Company Amended and Restated
                    1993 Stock Option and Incentive Plan and
               The Gaylord Entertainment Company 1991 Amended and
                    Restated Stock Option and Incentive Plan
                             (the "Gaylord Plans")
                            (Full title of the plan)

                               LOUIS J. BRISKMAN
                   Senior Vice President and General Counsel
                    Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
                    (Name and address of agent for service)
                                 (412) 244-2300
         (Telephone number, including area code, of agent for service)


                                ---------------


                        CALCULATION OF REGISTRATION FEE

 Title of                               Proposed                Proposed
securities             Amount            maximum                 maximum                   Amount of
  to be                 to be          offering price           aggregate                registration
registered           registered(1)      per share(2)         offering price                  fee
----------           -------------      ------------         --------------                  ---
Common Stock,
par value $1.00
per share. . . . . .   131,868          $28.4688               $3,754,124                  $1,137.50

Preferred Stock
Purchase Rights. . .                            (3)                        (3)                         (3)

(1) In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the closing price of the Registrant's Common Stock as reported on the New York Stock Exchange on October 6, 1997.

(3) The Preferred Stock Purchase Rights of Westinghouse Electric
    Corporation ("Westinghouse") are attached to and trade with the shares of Westinghouse Common Stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of Westinghouse Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents, each as filed by Westinghouse with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) Westinghouse's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A Amendment No. 1 filed on July 14, 1997;

         (b) Westinghouse's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, as amended by Form 10-Q/A Amendment No. 1 filed on July 14, 1997 and June 30, 1997;

         (c) Westinghouse's Current Reports on Form 8-K reporting events on December 31, 1996, February 10, 1997, February 11, 1997, April 25, 1997, May 1,
1997, May 23, 1997, May 28, 1997, May 30, 1997, June 18, 1997, July 28, 1997,
September 15, 1997, September 19, 1997 and October 2, 1997;

         (d) Description of the Company's Common Stock contained in its Registration Statement on Form 10 filed pursuant to the Exchange Act on May 15, 1935, as amended or updated pursuant to the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Westinghouse Common Stock being offered hereby has been passed upon by Angeline C. Straka, Vice President, Secretary and Associate General Counsel of Westinghouse. Ms. Straka is an employee of Westinghouse but does not participate in the Gaylord Plans.

Item 6.  Indemnification of Directors and Officers

         Section 1741 of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 1742 of the BCL empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless there is a judicial determination that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1743 of the BCL provides that to the extent a representative of a corporation has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 1745 of the BCL provides that expenses (including attorneys' fees) incurred in defending a Proceeding may be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

         Section 1746 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. However, Section 1746 also provides that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The Company provides for indemnification of its directors and officers pursuant to Article ELEVENTH of the Restated Articles of Incorporation of the Company and Article XVII of the By-laws of the Company. Article ELEVENTH of the Restated Articles and Article XVII of the By-laws provide in effect that, with respect to Proceedings based on acts or omissions on or after January 27, 1987, and unless prohibited by applicable law, the Company shall indemnify directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such Proceedings (subject to certain limitations in the case of actions by such persons against the Company). Under Article XVII, the Company shall also advance amounts to any director or officer during the pendency of any such Proceedings against expenses incurred, provided that, if required by law, the Company receives an undertaking to repay such amount if it is ultimately determined that such person is not to be indemnified under such Article. The indemnification provided for in such Articles is in addition to any rights to which any director or officer may otherwise be entitled. Article XVII of the By-laws provides that the right of a director or officer to such indemnification and advancement of expenses shall be a contract right and further provides procedures for the enforcement of such right.

         The Company has purchased directors' and officers' liability insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company or its subsidiaries as directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8. Exhibits

  Exhibit No.     Description
  ----------      -----------
         4.1      Restated Articles of Incorporation of the Company as amended to July 25, 1997 (incorporated by reference to Exhibit 3(a) to
                  Form 10-Q for the quarter ended June 30, 1997.
         4.2      By-laws of the Company, as amended to September 25, 1996
                  (incorporated by reference to Exhibit 4.2 to the Company's
                  Registration Statement on Form S-4 filed October 22, 1996).
         4.3      Rights Agreement (incorporated by reference to Exhibit 1 to
                  Form 8-K filed on January 9, 1996).
         4.4      Gaylord Entertainment Company Amended and Restated 1993 Stock
                  Option and Incentive Plan.
         4.5      Gaylord Entertainment Company Amended and Restated 1991 Stock
                  Option and Incentive Plan.
         5        Opinion of Angeline C. Straka, Vice President, Secretary and
                  Associate General Counsel, as to the legality of the
                  securities being registered.
         23.1     Consent of Counsel -- contained in opinion filed as Exhibit 5.
         23.2     Consent of KPMG Peat Marwick LLP.
         23.3     Consent of Price Waterhouse LLP.
         24       Powers of Attorney.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Westinghouse Electric Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 9th day of October, 1997.

                                   Westinghouse Electric Corporation


                                   By: /s/ LOUIS J. BRISKMAN
                                      -----------------------------------------
                                           Louis J. Briskman
                                      Senior Vice President and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 9th day of October, 1997, in the capacities indicated:

Signature                                            Title
                *                   Chairman and Chief Executive Officer
---------------------------------   (principal executive officer)
(Michael H. Jordan)                 and Director


                *
---------------------------------   Director
(Frank C. Carlucci)


                *
---------------------------------   Director
(Robert E. Cawthorn)


                *
 ---------------------------------  Director
(Gary M. Clark)


                *
---------------------------------   Director
(George H. Conrades)


                *
---------------------------------   Director
(William H. Gray III)

                *
---------------------------------   Director
(Mel Karmazin)


                *
---------------------------------   Director
(David K.P. Li)


                *
---------------------------------   Director
(David T. McLaughlin)


                *
---------------------------------   Director
(Richard R. Pivirotto)


                *
---------------------------------   Director
(Raymond W. Smith)


                *
---------------------------------   Director
(Paula Stern)


                *
---------------------------------   Director
(Robert D. Walter)


                *                   Executive Vice President and Chief
---------------------------------   Financial Officer
(Fredric G. Reynolds)               (principal financial officer)


                *                   Vice President and Chief
---------------------------------   Accounting Officer
(Carol V. Savage)                   (principal accounting officer)


                                             *By /s/ LOUIS J. BRISKMAN
                                                 ------------------------------
                                                     Louis J. Briskman
                                                     Attorney-In-Fact

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